LRO # 21 Charge/Mortgage	Receipted as HT294003 on 2021 08 13	at 15:33
The applicant(s) hereby applies to the Land Registrar.	yyyy mm dd	Page 1 of 6

Properties
PIN	40532 - 0041 LT	interest/Estate	Fee Simple
Description	PT LT 20 CON 8 THURLOW PT 25, 27 AND 29 21R6801; BELLEVILLE; COUNTY OF
HASTINGS
Address	PHILLIPSTON ROAD
BELLEVILLE

PIN	40532- 0032 LT	Interest/Estate	Fee Simple
Description	PT LT 20 CON 8 THURLOW PT 1 21R19513; BELLEVILLE; COUNTY OF HASTINGS
Address	704 PHILLIPSTON ROAD
ROSLIN

PIN	40532 - 0031 LT	Interest/Estate	Fee Simple
Description	PT LT 20 CON 8 THURLOW PT 1 21R18453; BELLEVILLE; COUNTY OF HASTINGS
Address	PHILLIPSTON ROAD
BELLEVILLE

PIN	40532 - 0033 LT	Interest/Estate	Fee Simple
Description	PT LT 20 CON 8 THURLOW PT 2 21R19513; SIT QR266045; BELLEVILLE; COUNTY OF HASTINGS

Address	PHILLIPSTON ROAD
BELLEVILLE

Chargor(s)
The chargor(s) hereby charges the land to the chargee(s.} The chargor(s) acknowledges the receipt of the charge and the standard charge terms, if any.

Name	1684567 ONTARIO INC.
Address for Service	200 Davenport Road, Toronto, Ontario,
M5R 1J2
I, Marc Hazout, A.S.O., have the authority to bind the corporation.
This document is not authorized under Power of Attorney by this party.

Chargee(s)		Capacity	Share
Name	R. WILLIAMSON CONSULTANTS LTD.	Registered Owner	2,000,000/5,20
0,000
Address for Service	86 Carrick Trail, Gravenhurst, Ontario, P1P 0A6

Name	P.I.C.K.S. INC.	Registered Owner	1,200,000/5,20
0,000
Address for Service

Name	CANADIAN WESTERN TRUST COMPANY	Registered Owner	195,000/5,200,
000
Address for Service	IN TRUST FOR RRSP 107862. 300-750 Cambie Street,
Vancouver, BC, V6B 0A2

Name	CANADIAN WESTERN TRUST COMPANY	Registered Owner	30,000/5,200,0
00
Address for Service	IN TRUST FOR RRSP 107863, 300-750 Cambie Street,
Vancouver, BC, V6B 0A2

Name	CANADIAN WESTERN TRUST COMPANY	Registered Owner	475,000/5,200,
000
Address for Service	IN TRUST FOR RRSP 107861. 300-750 Cambie Street,
Vancouver, BC, V6B 0A2

Name	CANADIAN WESTERN TRUST COMPANY	Registered Owner	400,000/5.200,
000
Address for Service	IN TRUST FOR RRSP 110472, 300-750 Cambie Street,
Vancouver, BC, V6B 0A2

Name	CANADIAN WESTERN TRUST COMPANY	Registered Owner	100,000/5,200,
000
Address for Service	IN TRUST FOR RRSP 113116. 300-750 Cambie Street,
Vancouver, BC, V6B 0A2

Name	CANADIAN WESTERN TRUST COMPANY	Registered Owner	100,000/5,200,
000

LRO # 21 Charge/Mortgage	Receipted as HT294003 on 2021 08 13	at 15:33
Tile applicant(s) hereby applies to the Land Registrar.	yyyy mm dd	Page 2 of 6

Chargee(s)			Capacity	Share
Address for Service	IN TRUST FOR RRSP 111831, 300-750 Cambie Street,
	Vancouver, BC, V6B 0A2

Name	PAGLIA, GIOVANNI		Joint Account, Right Of	250.000/5,200,
			Survivorship	000

Address for Service

Name	PAGLIA, ASSUNTA		Joint Account, Right Of	250,00015,200,
			Survivorship	000

Address for Service

Name	YOUNG, SHANNA		Joint Account, Right Of	250,000/5.200,
			Survivorship	000

Address for Service

Name	MACNELLY. BOB		Joint Account, Right Of	250,000/5,200,
			Survivorship	000

Address for Service

Name	BROCCA, JOANNE		Joint Account, Right Of	200,000/5,200,
			Survivorship	000

Address for Service

Name	SILVANI, STEVE		Joint Account, Right Of	200,000/5,200,
			Survivorship	000

Address for Service

Statements
Schedule: See Schedules
Provisions
Principal
Calculation Period	$5,200,000.00	Currency	CON
Balance Due Date	monthly, not in advance
	2022/09/01
lnterest Rate	the greater of Prime + 7.55% or 10%
Payments	$43,333.33
Interest Adjustment Date	2021 09 01
Payment Date	1st day, monthly
First Payment Date	2021 10 01
Last Payment Date	2022 09 01
Standard Charge Terms	200033
Insurance Amount	Full insurable value
Guarantor	SUSGLOBALENERGY CORP.

Additional Provisions
The Chargees, Giovanni Paglia and Assunta Paglia, hold their interest on joint account with right of survivorship. The Chargees. Bob Macnelly and Shanna Young, hold their interest on joint account with right of survivorship. The Chargees, Joanne Brocca and Steve Silvani, hold their interest on joint account with right of survivorship.

Signed By
John Cirillo		acting for	Signed	2021 08 10
		Chargor(s)

Tel
Fax
I have the authority to sign and register the document on behalf of the Chargor(s).
Submitted By
JOHN R. CIRILLO PROFESSIONAL CORPORATION

				2021 08 13

LRO # 21 Charge/Mortgage	Receipted as HT294003 on 2021 08 13	at 15:33
The applicant(s) hereby applies to the Land Registrar.	YYYY mm dd	Page 3 of 6

Submitted By

Tel
Fax	9

Fees/Taxes/Payment
Statutory Registration Fee		$65.30
Total Paid		$65.30

ADDITIONAL PROVISIONS

1. 12 PO ST-DATED CHEQUES

PROVIDED that the Chargors do hereby covenant and agree to provide to the each of the Chargees upon the execution of this mortgage and annually thereafter on the anniversary date during the currency of this mortgage a series of twelve (12) post-dated cheques each in the amount of the monthly installment due hereunder.

2. SALES CLAUSE

PROVIDED that if the Chargor, at any time, shall sell, transfer, convey or otherwise dispose of the herein described lands and building(s) without the prior consent of the Chargee at the Chargee's option, the within mortgage shall immediately become due and payable in full including interest to the maturity date of the mortgage herein set forth.

3. BY-LAW CONFORMITY AND OCCUPANCY CLAUSE

PROVIDED that if at any time, the said property and/or the building(s) located on the said property, do not comply with the municipal by-laws, or the by-laws of any other level of government and/or the building becomes unoccupied, then in either of these events the balance of the principal monies hereby secured, together with interest as herein provided shall forthwith become due and payable upon demand. PROVIDED further that nothing herein shall be construed so as to permit the Chargor the privilege of prepaying the said mortgage in whole or in part.

PROVIDED that it does not materially affect the security of the Chargee, the Chargee shall consent to such applications and/or severances as may be required in order to develop the lands. Such consent not to be unreasonably withheld or delayed.

4. ADMINISTRATIVE FEES

a. In the event it is necessary for the Chargee to have a letter sent by the Chargee's solicitor to the Charger because of default or non-payment, then the Charger shall be charged the sum of $450.00 plus applicable taxes for such letter and such sum shall be a charge on the said lands and shall bear interest at the rate herein stated.

b. In the event of any of the Charger's post-dated or pre-authorized cheques are not honoured when presented for payment to the Bank or Trust Company on which they are drawn, the Chargor shall pay to each of the Chargees for each such returned cheque the sum of $450.00 plus applicable taxes as a liquidated amount to cover each of the Chargees' administration costs and not as a penalty and such sum shall be a charge upon the said lands and shall bear interest at the rate hereinbefore stated.

c. In the event that the Chargor fails to provide proof of insurance on an annual basis, the Chargee is entitled to charge the Chargor the sum of $450.00 plus applicable taxes as an administrative fee.

d. Failure to provide post-dated cheques will result in default and the Chargee will be entitled to charge the Chargor the sum of $450.00 plus applicable taxes and in addition will be entitled to commence default proceedings at the expense of the Charger with all costs including but not limited to legal fees on a solicitor and client basis to be added to the principal balance then outstanding as of the date the bill is submitted to the Chargee.

5. ADMINISTRATION FEES

a. In the event that the Chargee is required by the Chargor or is otherwise required to provide a mortgage statement, there shall be an administrative fee of $350.00 plus applicable taxes for each such statement.

b. The Chargee shall have the exclusive right to prepare and execute the Discharge of the Charge/Mortgage of Land. The Chargor shall pay an additional $500.00 plus applicable taxes to the chargee as an administrative fee for the preparation of the said Discharge of Charge.

6. PREPAYMENT

Provided that the Chargors are not in default herein, the Chargors have the right to prepay the whole amount of the principal herein then outstanding, upon a payment of one (1) month interest on the principal being prepaid as of the date of prepayment, as a bonus and not as a penalty.

7. INTEREST CALCULATION

For the purpose of calculation of interest, any payment of principal received after 1:00 p.m. shall be deemed to have been received on the next following banking day.

8. RENT AND MANAGEMENT

PROVIDED also, and it is hereby further agreed by and between the Chargor and the Chargee, that should default be made by the Chargor in the observance or performance of any of the covenants, provisos, agreements or conditions contained in this Mortgage, the Chargee reserves the right to enter into the said lands and premises and to receive the rents and profits and to be entitled to receive in addition to all other fees, charges and disbursements to which the Chargee is entitled, a management fee so as to reimburse the Chargee for reasonable time and trouble in the management of the said lands and premises it being understood and agreed that in the circumstances a management fee equal to $150.00 plus applicable taxes per day is a just and equitable fee, having regard to all of the circumstances.

9. MATRIMONIAL HOME

PROVIDED that in the event that any part of the properties herein becomes the matrimonial home of either of the Chargors herein, then the monies secured hereby shall become due and payable unless the spouse of such party consents to this mortgage and releases to the Chargee his or her interest herein.

10. EXPROPRIATION

PROVIDED that if the said lands shall be expropriated by any government, authority, body or corporation clothed with the powers of expropriation, the amount of the principal hereby secured remaining unpaid shall forthwith become due and payable together with interest at the said rate lo the date of payment and together with a bonus equal lo the sum of three months interest at the said rate calculated on the remaining principal balance from the said date of payment to the date the said principal sum or balance thereof remaining unpaid would otherwise under the provision of this mortgage become due and payable.

11. DEFAULT PROCEEDINGS

The Chargor agrees that should the Chargee commence legal action due to default under the Charge/Mortgage of Land that the Chargee shall be entitled to charge an additional fee equivalent to three months interest.

12. SEVERAB ILITY

Should any clause and/or clauses contained in the Charge/Mortgage of Land be found to be illegal, void as against public policy or unenforceable in law, the offending clause or clauses as the case may be, is and or are to be severed from this Charge/Mortgage of Land and deemed never to be part of this Charge/Mortgage of Land.

13. LEGAL PROCEEDINGS

The Charger covenants and agrees that if collection or other legal proceedings are taken in connection with or to realize upon this security, an administrative fee of $1,750.00 plus applicable taxes shall be added to the Charge debt on each occasion such proceedings are so taken and said fee or fees, shall form a Charge upon the charged property in favour of the Chargee.

GUARANTOR CLAUSE

The Guarantor, in consideration of such advance or advances as the mortgagee may make under this mortgage and in consideration of the sum of One ($1.00) Dollar now paid to him by the mortgagee, the receipt whereof is hereby acknowledged:

1. Hereby covenants and agrees with the mortgagee, as principal debtor and not as surety, to well and truly pay or cause to be paid to the mortgagee the principal money, interest, taxes and all other monies which the mortgagor has by this mortgage covenanted to pay to the mortgagee or which are secured by this mortgage or intended so to be secured, the said payments to be made on the days and times and in the manner provided for in this mortgage;

2. Hereby further covenants and agrees to keep, observe and perform the covenants, terms, provisos, stipulations and conditions of this mortgage which are to be kept, observed and performed by the mortgagor and at all times to indemnify, protect and save harmless the mortgagee from all loss, costs and damage in respect of the advances of the mortgage money and every matter and thing contained in this mortgage;

3. Further agrees that the mortgagee may from time to lime without notice to him extend the time for payment of all monies secured by this mortgage, amend the terms and times of payment and the rate of interest with respect to the said monies refrain from enforcing payment of the said monies, release any portion or portions of the mortgaged premises and waive or vary any of the covenants and conditions in this mortgage to be kept observed and performed by the mortgagor and grant any indulgence to the mortgagor in respect of any default by the mortgagor which may arise under this mortgage, and that notwithstanding any such act by the mortgagee, the guarantor shall be bound by the provisions of this mortgage until all of the monies secured under this said mortgage shall have been fully paid and satisfied;

4. Further acknowledges that the mortgagee may at any time grant or refuse any additional credit to the mortgagor, accept or release or renounce any collateral or other security, administer or otherwise deal with the land and premises described in this mortgage, take an assignment of the rentals with respect to the said lands and premises and apply any and all monies at any time received from the mortgagor or from any other person or from the proceeds of any securities given in connection with this mortgage in any manner the mortgagee may deem appropriate. The mortgagee may also utilize any and all insurance proceeds in reduction of the principal monies and interest secured, by this mortgage or for the refurbishing of the lands and premises or in any other manner that the mortgagee may in its absolute discretion deem advisable.

5. Agrees that all of the matters mentioned herein may be performed by the mortgagee without notice to him, the guarantor, without releasing or in any way modifying, altering. Varying or in any way affecting the liability of the guarantor hereunder; and

6. Agrees that all of the covenants and agreements of him the guarantor, contained herein shall be binding upon him and his respective heirs, executors, administrators, and assigns and shall accrue to the benefit of the mortgagee, its successors and assigns and that his liability as guarantor hereunder and the liability of his executors, administrators and assigns shall be joint and several.

Name, Address for Service
LRO # 21 Notice Of Assignment Of Rents-General	Receipted as HT294004 on 2021 08 13	at 15:33
The applicant(s) /10roby applies to the Land Registrar.	YYYY mm dd	Page 1 of 5
Properties
PIN	40532 - 0041 LT
Description	PT LT 20 CON 8 THURLOW PT 25, 27 AND 29 21R6801; BELLEVILLE; COUNTY OF HASTINGS

Address	PHILLIPSTON ROAD
BELLEVILLE

PIN	40532- 0032 LT
Description	PT LT 20 CON 8 THURLOW PT 1 21R19513; BELLEVILLE; COUNTY OF HASTINGS

Address	704 PHILLIPSTON ROAD
ROSLIN

PIN	40532 - 0031 LT
Description	PT LT 20 CON 8 THURLOW PT 1 21R18453; BELLEVILLE; COUNTY OF HASTINGS

Address	PHILLIPSTON ROAD
BELLEVILLE

PIN	40532 - 0033 LT
Description	PT LT 20 CON 8 THURLOW PT 2 21R19513; SIT QR266045; BELLEVILLE; COUNTY OF HASTINGS

Address	PHILLIPSTON ROAD
BELLEVILLE

Applicant(s)
The assignor(s) hereby assigns their interest in the rents of the above-described land. The notice is based on or affects a valid and existing estate, right interest or equity in land.

Name	1684567 ONTARIO INC,
Address for Service	200 Davenport Road, Toronto, Ontario, MSR 1A2
I, Marc Hazout, A.S.O., have the authority to bind the corporation.
This document is not authorized under Power of Attorney by this party.

Party To(s)		Capacity	Share

Name	R. WILLIAMSON CONSULTANTS LTD.
Address for Service	86 Carrick Trail, Gravenhurst, Ontario, P1P OA6

Name	P.I.C. K.S, INC.
Address for Service	85 Wilmot Street, Unit 1, Richmond Hill, Ontario, L4B 1K7

Name	CANADIAN WESTERN TRUST COMPANY
Address for Service	300-750 Cambie Street, Vancouver, BC, V6B 0A2

Name	PAGLIA, GIOVANNI
Address for Service	18 Clanton Court, Toronto, Ontario, M3H 2W3

Name	PAGLIA, ASSUNTA
Address for Service	18 Clanton Court, Toronto, Ontario, M3H 2W3

Name	YOUNG, SHANNA
Address for Service	11 Breen Crescent, Toronto, Ontario, M2P 1Z8

Name	MACNELLY, BOB
Address for Service	11 Breen Crescent, Toronto, Ontario, M2P 1Z8

Name	BROCCA, JOANNE
Address for Service	3 Craddock Street, Maple, Ontario, L6A 2R9

Name	SILVANI, STEVE
Address for Service	3 Craddock Street,Maple, Ontario, L6A 2R9

Statements
The applicant applies for the entry of a notice of general assignment of rents .
T h is no tice may be dele ted by the Land Registrar when the registered instrument, HT294003registered on 2021/08/13 to which this notice relates is deleted Schedule: See Schedules

LRO # 21 Notice Of Assignment Of Rents-General	Receipted as HT294004 on 2021 08 13	at 15:33
The applicant(s) hereby applies to the Land Registrar.	yyyy mm dd	Page 2 of 5

Signed By
John Cirillo		9100 Jane St., Bldg. A, Ste. 200	acting for	Signed	2021 08 10
		Concord	Applicant(s)
L4K 0A4

Tel	905-695-5300
Fax	905-695-5301
I have the authority to sign and register the document on behalf of all parties to the document.
John Cirillo
		9100 Jane St.,Bldg. A, Ste. 200	acting for	Signed	2021 08 10
		Concord	Party To(s)
L4K 0A4

Tel	905-695-5300
Fax	905-695-5301
I have the authority to sign and register the document on behalf of all parties to the document.

Submitted By
JOHN R. CIRILLO PROFESSIONAL CORPORATION		9100 Jane St., Bldg. A, Ste. 200
Concord
		L4K 0A4			2021 08 13

Tel	905-695-5300
Fax	905-695-5301
Fees/Taxes/Payment
Statutory Registration Fee		$65.30
Total Paid		$65.30

THIS AGREEMENT made the 13th day of August, 2021

BETWEEN:

1684567 ONTARIO INC.

(Hereinafter called the Assignors)

OF THE FIRST PART

- and -

R. WILLIAMSON CONSULTANTS LIMITED, P.I.C.K.S. INC.,

CANADIAN WESTERN TRUST COMPANY, ASSUNTA PAGLIA and GIOVANNI PAGLIA, SHANNA YOUNG and BOB MACNELLY, STEVE STLVANI and JOANNE BROCCA

(Hereinafter called the Assignee)

OF THE SECOND PART

WITNESS:

WHEREAS the Assignors are the owners of the lands and premises municipally known as

704 Phillipston Road, Belleville, Ontario and 704 Phillipston Road, Roslin (PINs 40532- 0032, 40532-0041, 40532-0031, 40532-0033) which lands are subject to a mortgage to the assignee registered on the same date as the within Assignment of Rents.

NOW THEREFORE in consideration of $1.00 and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the assignors), the assignors hereby assign to the assignee, his heirs, executors, administrators, successors and assigns, as security for the principal and interest secured by the said mortgage, all rents and other monies (hereinafter called the "rents") now due and payable or hereafter to become due and payable

(a) under every existing and future lease of and agreement to lease the whole or any portion of the lands;

(b) in respect to every existing and future tenancy, use and occupation of and licence in respect of the whole or any portion of the lands, whether or not pursuant to any lease or agreement to lease, and

(c) under every existing and future guarantee of all or any of the obligations of any existing or future tenant, user, occupier or licensee of the whole or any portion of the lands, with full power and authority to demand, collect, sue for, recover, receive and give receipts for the rents and to enforce payment thereof in the name of the assignor, its successors and assigns.

The assignor covenants and agrees that

(a) it has not and will not do or omit to do any act having the effect of terminating, cancelling or accepting surrender of any of the leases or of waiving, re leasing, reducing or abating any rights or remedies of the assignoror obligations of any other party thereunder or in connection therewith;

(b) none of such rights, remedies and obligations are or will be affected by any other agreement, document or understanding or by any reduction, abatement, defence, setoff or counterclaim;

(c) none of the leases or the assignor's rights thereunder, including the right to receive the rents, have been or will be amended, assigned, encumbered, discounted or anticipated;

(d) none of the rents have been or will be paid in advance except those in respect of the last month of the tern, of any leases when so required thereunder;

(c) none of the remainder of the rents has been or will be paid prior to the due date for payment thereof;

(f) there has been no default under any of the leases by any of the parties thereto;

(g) there is no outstanding dispute under any of the leases between the assignor and any other party thereto; and

(h) the assignor will observe and pcrform all of their obligations under each of the leases.

Provided, however, and it is hereby agreed as follows:

(a) the assignor shall be permitted to collect and receive the rents as and when they shall become due and payable according to the terms of each such existing and future lease, agreement to lease, tenancy, use, occupancy, licence and guarantee (herein collectively referred to as "leases") unless and until the assignee shall give notice to the tenant, user, occupier, licensee, or guarantor thereunder requiring it to pay the rents to the assignee; but nothing herein contained shall permit or authorize the assignor to collect any of the rents contrary to clauses (d) and (e) above;

(b) nothing herein contained shall have the effect of making the assignee, his heirs, executors, administrators , successors and assigns, responsible for the collection of the rents under or in respect of the leases or any of them, become or be deemed a mortgagee in possession of the mortgaged premises and the assignee shall not be under any obligation to take any action or exercise any remedy in the collection or recovery of the rents or any of them or to see to or enforce the performance of the obligations and liabilities of any person under or in respect of the leases or any of them; and the assignee shall be liable to account only for such monies as shall actually come into his hands, less proper collection charges and such monies may be applied on account of any indebtedness of the assignor to the assignee.

The assignor hereby agrees to execute such further assurances as may be reasonably required by the assignee from time to lime lo perfect this assignment and, without limiting the generality or the foregoing, whenever any of the leases not now existing is made or arises, the assignor will forthwith give the assignee a specific assignment of the rents thereunder similar to this agreement and will give any other parties thereto a notice of such assignment and will obtain from the m acknowledgements of such notice, such notice and acknowledgements to be similar to the forms heretofore given to the assignor by the assignee.

The assignor further agrees that it will not lease or agree lo lease any part of the lands except al a rent, on terms and conditions, and to Tenants which are not less favourable or desirable to the assignee than those which a prudent landlord would expect to receive for the premises to be leased.

This agreement and everything herein contained shall extend to bind and ensure to the benefit of the heirs, executors, administrators. successors and assigns of each of the parties hereto.